On Holding AG Statement of Policy Concerning Trading in Company Securities Adopted September 6, 2021 As amended January 28, 2025 #95828686v7 Exhibit 19.1

TABLE OF CONTENTS Page I. SUMMARY OF THE COMPANY POLICY CONCERNING TRADING POLICIES 3 II. THE USE OF INSIDE INFORMATION IN CONNECTION WITH TRADING IN SECURITIES 3 A. General Rule and What is Material. 3 B. Who Does the Policy Apply To? 5 C. Other Companies’ Shares. 5 D. Hedging and Derivatives. 5 E. Pledging of Securities, Margin Accounts. 6 F. General Guidelines. 6 1. Nondisclosure. 6 2. Trading in the Company’s Securities. 6 3. Avoid Speculation. 6 4. Trading in Other Securities. 7 5. Restrictions on the Window Group. 7 G. Applicability of U.S. Securities Laws to International Transactions. 8 H. Gifts of Securities. 8 III. OTHER LIMITATIONS ON SECURITIES TRANSACTIONS 8 A. Public Resales – Rule 144. 8 1. Holding Period. 9 2. Current Public Information. 9 B. Private Resales. 10 C. Underwriter Lock-Up Agreements. 10 D. Restrictions on Purchases of Company Securities. 10 E. Filing Requirements. 10 1. Schedule 13D and 13G. 10 2. Form 144. 11 IV. CONTACTS 11 #95828686v7

I. SUMMARY OF THE COMPANY POLICY CONCERNING TRADING POLICIES It is On Holding AG’s and its subsidiaries’ (collectively, the “Company”) policy that it will, without exception, comply with all applicable laws and regulations in conducting its business. Each director, officer, employee of the Company and each other person listed in II. B below is expected to abide by this policy. When carrying out Company business, employees and directors must avoid any activity that violates applicable laws or regulations. In order to avoid even an appearance of impropriety, the Company’s directors, officers and certain other employees are subject to pre-approval requirements described below and other limitations on their ability to enter into transactions involving the Company’s securities. Although some of these limitations do not apply to transactions pursuant to written plans for trading securities that comply with Rule 10b5-1 (“10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the entry into, amendment, suspension or termination of any such written trading plan is subject to pre-approval requirements and other limitations detailed in Rule 10b5-1, including but not limited to applicable cooling-off periods and limitations on overlapping plans, as well as any requirements and guidelines adopted by the Company from time to time. II. THE USE OF INSIDE INFORMATION IN CONNECTION WITH TRADING IN SECURITIES A. General Rule and What is Material. The U.S. securities laws regulate the sale and purchase of securities in the interest of protecting the investing public. U.S. securities laws give the Company, its officers and directors, and other employees the responsibility to ensure that information about the Company is not used unlawfully in the purchase and sale of securities (such as shares, bonds, notes, debentures, limited partnership units or other equity or debt securities). Note that references in this policy to “employees” include officers of the Company. All employees and directors should pay particularly close attention to the laws against trading on “inside” information. These laws are based upon the belief that all persons trading in a company’s securities should have equal access to all “material” information about that company. For example, if an employee or a director of a company knows material inside financial information, that employee or director is prohibited from buying or selling shares in the company until the information has been adequately disclosed to the public. This is because the employee or director knows information that could cause the share price to change, and it would be unfair for the employee or director to have an advantage (knowledge that the share price could change) that the rest of the investing public does not have. In fact, it is more than unfair; it is considered to be fraudulent and illegal. Civil and criminal penalties for this kind of activity are severe. The general rule can be stated as follows: It is a violation of federal securities laws for any person to buy or sell securities if he or she is in possession of material inside information. Information is material if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision. Material information can be favorable or unfavorable. Courts and regulators often second-guess materiality determinations with the benefit of hindsight. If it is not clear whether inside information is material, it should be treated as if it was material. Some examples of information that could be considered material include: ● significant changes in key performance indicators of the Company; ● actual, anticipated or targeted earnings and dividends and other financial information; ● operational developments that could affect the Company’s financial performance or forecasts, such as changes in the Company’s relationship with a key customer or supplier; 3 #95828686v7

● financial, sales and other significant internal business forecasts, or a change in previously released estimates; ● pending or proposed mergers, business acquisitions, tender offers, joint ventures, restructurings, dispositions, or the expansion or curtailment of operations; ● significant cybersecurity or data protection events, including but not limited to any breach of information systems that compromises the functioning of the Company’s information or other systems or results in the exposure or loss of customer information, in particular personal information; ● new equity or debt offerings or significant borrowing; ● issuances of or changes in debt ratings, or analyst upgrades or downgrades of the issuer or one of its securities; ● significant changes in accounting treatment, write-offs or effective tax rate; ● pending or threatened significant litigation or governmental investigation, or the resolution of such matters; ● liquidity problems or impending bankruptcy; ● auditor notification that the Company may no longer rely on an audit report; ● changes in senior management; and ● share splits or other corporate actions. It is inside information if it has not been publicly disclosed in a manner making it available to investors generally on a broad-based non-exclusionary basis (for example, the filing of a Form 6-K or issuance of a press release) and/or the investing public has not had time to fully absorb the information. If it is not clear whether material information has been sufficiently publicized, it should be treated as if it is inside information. Furthermore, it is illegal for any person in possession of material inside information to provide other people with such information or to recommend that they buy or sell the securities (this is called “tipping”). In that case, they may both be held liable. The Securities and Exchange Commission (the “SEC”), prosecutors, the New York Stock Exchange (the “NYSE”), the Financial Industry Regulatory Authority (“FINRA”), and plaintiffs’ lawyers focus on uncovering insider trading. A breach of the insider trading laws could expose the insider or anyone who trades on information provided by an insider to criminal fines up to three times the profits earned and imprisonment up to ten years, in addition to civil penalties (up to three times of the profits earned), and injunctive actions. In addition, punitive damages may be imposed under applicable state laws. Securities laws also subject controlling persons to civil penalties for illegal insider trading by employees, including employees located outside the United States. Controlling persons include directors, officers, and supervisors. These persons may be subject to fines up to the greater of $1,000,000 or three times profit (or loss avoided) by the insider trader. Even if allegations of insider trading do not lead to a conviction, defending against such allegations is expensive. Information obtained through the course of employment or service as a director does not belong to the individual directors, officers or other employees who may handle it or otherwise become knowledgeable about it. It is an asset of the Company. For any person to use such information for personal benefit or to disclose it to others outside the Company without authorization violates her confidentiality obligations to the Company and may be in breach of her fiduciary, loyalty or other duties to the Company. More particularly, trading on the basis of Company inside information harms the Company 4 #95828686v7 and its investors. In addition, the mere perception that an employee or director traded with the knowledge of material inside information could harm the reputation of both the Company and that employee or director. Accordingly, this policy is in some cases more restrictive than what applicable insider trading laws might otherwise require. All directors, executive officers and employees of the Company must observe these policies at all times. Your failure to do so will be grounds for internal disciplinary action, up to and including termination of your employment or directorship. B. Who Does the Policy Apply To? The prohibition against trading on inside information applies to directors, officers and all other domestic and international employees of the Company. The prohibition also applies to: a) contractors, consultants, and certain other persons who may gain access to Company inside information, b) the spouses, domestic partners and minor children (even if financially independent) of such employees or directors; and c) anyone to whom such employees or directors provide significant financial support. Further, the prohibition applies to: 1) any account over which employees, directors and the persons listed in a) and b) above have or share the power, directly or indirectly, to make investment decisions (whether or not such persons have a financial interest in the account) and 2) those accounts established or maintained by such persons with their consent or knowledge and in which such persons have a direct or indirect financial interest. Because of their access to confidential information on a regular basis, Company policy subjects its directors, officers and certain employees (the “Window Group”) to additional restrictions on trading in Company securities as discussed in Section II.F.5 below. In addition, directors, officers and certain employees with knowledge of material inside information may be subject to ad hoc restrictions on trading from time to time. C. Other Companies’ Shares. Employees and directors who learn material information about suppliers, customers, or competitors through their work at the Company, should keep it confidential and not buy or sell shares in such companies until the information becomes public. Employees and directors should not give tips about such shares. For example, it would be a violation of the securities laws if a Company employee learned through his role at the Company that the Company intended to amend or terminate a material vendor or supplier contract and then placed an order to buy or sell securities in that vendor or supplier company because of the likely increase or decrease in the value of its securities. D. Hedging and Derivatives. Members of the Window Group are prohibited from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. As discussed below, directors and employees are also prohibited from shorting the Company’s securities. Trading in options or other derivatives is generally highly speculative and very risky. People who buy options are betting that the share price will move rapidly. For that reason, when a person trades in options in his or her employer’s shares, it may arouse suspicion in the eyes of the SEC that the person 5 #95828686v7 was trading on the basis of inside information, particularly where the trading occurs before a company announcement or major event. It is difficult for an employee or director to prove that he or she did not know about the announcement or event. If the SEC or the NYSE were to notice active options trading by one or more employees or directors of the Company prior to an announcement, they would investigate. Such an investigation could be embarrassing to the Company (as well as expensive), and could result in severe penalties and expense for the persons involved. For all of these reasons, the Company prohibits its employees and directors from trading in options or other derivatives involving the Company’s securities. This policy does not apply to employee share options granted by the Company. Employee share options cannot be traded. E. Pledging of Securities, Margin Accounts. Pledged securities may be sold by the pledgee without the pledgor’s consent under certain conditions. For example, securities held in a margin account may be sold by a broker without the customer’s consent if the customer fails to meet a margin call. Because such a sale may occur at a time when an employee or a director has material inside information or is otherwise not permitted to trade in Company securities, without prior approval from the Board of Directors, the Company prohibits the Window Group from pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account. F. General Guidelines. The following guidelines should be followed in order to ensure compliance with applicable antifraud laws and with the Company’s policies: 1. Nondisclosure. Material inside information must not be disclosed to anyone, except to persons within the Company whose positions require them to know it. No employee or director should discuss material inside information in public places or in common areas on Company property. 2. Trading in the Company’s Securities. No employee or director may place a purchase or sale order, or recommend that another person place a purchase or sale order in the Company’s securities when he or she has knowledge of material information concerning the Company that has not been disclosed to the public. This includes orders for purchases and sales of shares, convertible securities and other securities (e.g., bonds) and includes increasing or decreasing investment in Company securities through a retirement account. The exercise of employee share options for cash is not subject to this policy. However, shares that were acquired upon exercise of a share option will be treated like any other shares, and may not be sold by an employee who is in possession of material inside information, including in a “cashless” exercise. Any employee or director who possesses material inside information should wait until the start of the following business day after the information has been publicly released before trading. There is no exception to this policy, even for hardship to the employee or director or based on the use of proceeds (such as making a mortgage payment or for an emergency expenditure). If an individual is aware of material non-public information when they terminate employment or other services to the Company or a subsidiary, they may not trade in the Company’s securities until that information has become public or is no longer material. For avoidance of doubt, during any notice period or garden leave period, employees are still subject to the procedures set forth in this policy, including the additional provisions applicable to the Window Group, as described below in Section II.F.5. 3. Avoid Speculation. Investing in the Company’s common shares or other securities provides an opportunity to share in the future growth of the Company. But investment in the Company and sharing in the growth of the Company does not mean 6 #95828686v7 short range speculation based on fluctuations in the market. Such activities put the personal gain of the employee or director in conflict with the best interests of the Company and its shareholders. Although this policy does not mean that employees or directors may never sell shares, the Company encourages employees and directors to avoid frequent trading in Company securities. Speculating in Company securities is not part of the Company culture. 4. Trading in Other Securities. No employee or director should place a purchase or sale order (including investment through a retirement account), or recommend that another person place a purchase or sale order, in the securities of another corporation, if the employee or director learns in the course of his or her employment confidential information about the other corporation that is likely to affect the value of those securities. For example, it would be a violation of the securities laws if an employee or director learned through Company sources that the Company intended to purchase assets from a company, and then placed an order to buy or sell shares in that other company because of the likely increase or decrease in the value of its securities. 5. Restrictions on the Window Group. The Window Group consists of (i) directors and executive officers of the Company and their assistants and household members, (ii) senior management and subset of employees in the financial reporting and business development group and (iii) such other persons as may be designated from time to time and informed of such status by the Company’s CFO or the person appointed by the CFO. The Window Group is subject to the following restrictions on trading in Company securities in addition to those set forth above: ▪ trading is permitted from the start of the following business day following an earnings release with respect to the preceding fiscal period until the eighth calendar day of the last month of the then current fiscal quarter (the “Window”), subject to the restrictions below; ▪ trades are generally subject to review by the CFO or the person appointed by the CFO; ▪ clearance for all trades by the Executive Leadership Board and by directors must be obtained from the CFO or the person appointed by the CFO; ▪ no trading is permitted outside the Window except for reasons of exceptional personal hardship and subject to prior approval by both Co-CEOs; provided that, if one of these individuals wishes to trade outside the Window, it shall be subject to prior approval by the other; and ▪ individuals in the Window Group are also subject to the general restrictions on all employees. Note that at times the CFO (or the person appointed by the CFO) may determine that no trades may occur even during the Window when clearance is requested. This may occur as a result of a pending business transaction, a cyber-breach, or any material development that has not yet been publicly disclosed. No reasons may be provided and the closing of the Window may itself constitute material inside information that should not be communicated. 7 #95828686v7

The foregoing Window Group restrictions do not apply to transactions pursuant to written plans for trading securities that comply with a 10b5-1 Plan. However, Window Group members may not enter into, amend or terminate a 10b5-1 Plan relating to Company securities without the prior approval of the CFO (or the person appointed by the CFO) which will only be given during a Window period and only if the Window Group member does not have knowledge of material nonpublic information. The Company from time to time may also impose an ad hoc trading freeze on all officers, directors, and other members of the Window Group due to significant unannounced corporate developments. These trading freezes may vary in length. Executive officers, directors or any other member of the Window Group must promptly report to the CFO (or the person appointed by the CFO) any transaction in any of the Company’s securities by his or her or any of their respective assistants or family members other than transactions made pursuant to an approved 10b5-1 Plan. For the avoidance of doubt, during any notice period or garden leave period employees are still subject to the procedures set forth in this policy, this includes the restrictions on members of the Window Group trading in Company securities during any blackout periods. Should any person who is a member of the Window Group have questions about compliance with the foregoing procedures, including any questions or concerns related to the possession of material non-public information, that person should reach out to the office of the General Counsel prior to making any trade during the Window. As noted above, civil and criminal penalties for insider trading are severe. G. Applicability of U.S. Securities Laws to International Transactions. All employees of the Company and its subsidiaries are subject to the restrictions on trading in the Company’s securities and the securities of other companies. The U.S. securities laws may be applicable to trades in the Company’s securities executed outside the United States, as well as to the securities of the Company’s subsidiaries or affiliates, even if they are located outside the United States or if you are located outside the United States. Transactions involving securities of subsidiaries or affiliates should be carefully reviewed by counsel for compliance not only with local law but also for possible application of U.S. securities laws. H. Gifts of Securities. Unless otherwise approved by the General Counsel in limited circumstances, gifts of Company securities should only be made (i) when an employee or director is not in possession of material non-public information and (ii) inside a Window. Gifts of Company securities are otherwise subject to this policy, including the guidelines and restrictions set forth under Section II.F. III. OTHER LIMITATIONS ON SECURITIES TRANSACTIONS A. Public Resales – Rule 144. The U.S. Securities Act of 1933, as amended (the “Securities Act”) requires every person who offers or sells a security to register such transaction with the SEC unless an exemption from registration is available. Rule 144 under the Securities Act is the exemption typically relied upon for (i) public resales by any person of “restricted securities” (i.e., unregistered securities acquired in a private offering or sale) and (ii) public resales by directors, officers and other control persons of a company (known as “affiliates”) of any of the Company’s securities, whether restricted or unrestricted. The exemption in Rule 144 may only be relied upon if certain conditions are met. These conditions vary based upon whether the Company has been subject to the SEC’s reporting requirements for 90 days (and is therefore a “reporting company” for purposes of the rule) and whether the person 8 #95828686v7 seeking to sell the securities is an affiliate or not. Application of the rule is complex and Company employees and directors should not make a sale of Company securities in reliance on Rule 144 without obtaining the approval of the General Counsel, who may require the employee or director to obtain an outside legal opinion satisfactory to the General Counsel concluding that the proposed sale qualifies for the Rule 144 exemption. 1. Holding Period. Restricted securities issued by a reporting company (i.e., a company that has been subject to the SEC’s reporting requirements for at least 90 days) must be held and fully paid for a period of six months prior to their sale. Restricted securities issued by a non-reporting company are subject to a one-year holding period. The holding period requirement does not apply to securities held by affiliates that were acquired either in the open market or in a public offering of securities registered under the Securities Act. Generally, if the seller acquired the securities from someone other than the Company or an affiliate of the Company, the holding period of the person from whom the seller acquired such securities can be “tacked” to the seller’s holding period in determining if the holding period has been satisfied. 2. Current Public Information. Current information about the Company must be publicly available before the sale can be made. The Company’s periodic reports filed with the SEC ordinarily satisfy this requirement. If the seller is not an affiliate of the Company issuing the securities (and has not been an affiliate for at least three months) and one year has passed since the securities were acquired from the issuer or an affiliate of the issuer (whichever is later), the seller can sell the securities without regard to the current public information requirement. Rule 144 also imposes the following additional conditions on sales by persons who are “affiliates.” A person or entity is considered an “affiliate,” and therefore subject to these additional conditions, if it is currently an affiliate or has been an affiliate within the previous three months: ▪ Volume Limitations. The amount of debt securities that can be sold by an affiliate and by certain persons associated with the affiliate during any three-month period cannot exceed 10% of a tranche (or class when the securities are non-participatory preferred shares), together with all sales of securities of the same tranche sold for the account of the affiliate. The amount of equity securities that can be sold by an affiliate during any three-month period cannot exceed the greater of (i) one percent of the outstanding shares of the class or (ii) the average weekly reported trading volume for shares of the class during the four calendar weeks preceding the time the order to sell is received by the broker or executed directly with a market maker. ▪ Manner of Sale. Equity securities held by affiliates must be sold in unsolicited brokers’ transactions, directly to a market-maker or in riskless principal transactions. ▪ Notice of Sale. An affiliate seller must file a notice of the proposed sale with the SEC at the time the order to sell is placed with the broker, unless the amount to be sold neither exceeds 5,000 shares nor involves sale proceeds greater than $50,000. See “Filing Requirements”. Bona fide gifts are not deemed to involve sales of shares for purposes of Rule 144, so they can be made at any time without limitation on the amount of the gift[, subject to the terms of this policy and] in compliance with applicable law. Donees who receive restricted securities from an affiliate generally will be 9 #95828686v7 subject to the same restrictions under Rule 144 that would have applied to the donor, depending on the circumstances. B. Private Resales. Directors and officers also may sell securities in a private transaction without registration pursuant to Section 4(a)(7) of the Securities Act, which allows resales of shares of reporting companies to accredited investors, provided that the sale is not solicited by any form of general solicitation or advertising. There are a number of additional requirements, including that the seller and persons participating in the sale on a remunerated basis are not “bad actors” under Rule 506(d)(1) of Regulation D or otherwise subject to certain statutory disqualifications; the Company is engaged in a business and not in bankruptcy; and the securities offered have been outstanding for at least 90 days and are not part of an unsold underwriter’s allotment. Private resales must be reviewed in advance by the Company’s General Counsel and may require the participation of outside counsel. C. Underwriter Lock-Up Agreements. All of the directors, executive officers and employees who are shareholders of the Company have agreed to additional limitations on their ability to transfer, pledge or convey any of the economic consequences of ownership of any Company securities prior to 180 days after the date of the Company’s initial public offering in the United States. D. Restrictions on Purchases of Company Securities. In order to prevent market manipulation, the SEC adopted Regulation M under the Exchange Act. Regulation M generally restricts the Company or any of its affiliates from buying Company securities, including as part of a share buyback program, in the open market during certain periods while a distribution, such as a public offering, is taking place. You should consult with the CFO or the person appointed by him, if you desire to make purchases of Company securities during any period in which the Company is conducting an offering. Similar considerations may apply during the period when the Company is conducting or has announced a tender offer. E. Filing Requirements. 1. Schedule 13D and 13G. Section 13(d) of the Exchange Act requires the filing of a statement on Schedule 13D (or on Schedule 13G, in certain limited circumstances) by any person or group that acquires beneficial ownership of more than five percent of a class of equity securities registered under the Exchange Act. The threshold for reporting is met if the shares owned, when coupled with the amount of shares subject to options exercisable within 60 days, exceeds the five percent limit. A report on Schedule 13D is required to be filed with the SEC and submitted to the Company within five days after the reporting threshold is reached. If a material change occurs in the facts set forth in the Schedule 13D, such as an increase or decrease of one percent or more in the percentage of shares beneficially owned, an amendment disclosing the change must be filed promptly. A decrease in beneficial ownership to less than five percent is per se material and must be reported. Schedule 13G reporting, which is more limited and subject to fewer updating requirements that 13D, is generally available for equity securities acquired before the Company’s IPO. A limited category of persons (such as banks, broker-dealers and insurance companies) may file on Schedule 13G, which is a much abbreviated version of Schedule 13D, as long as the securities were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer. Under rules adopted in 2023, beginning on September 30, 2024, a report on Schedule 13G is 10 #95828686v7 required to be filed with the SEC and submitted to the Company within 45 days after the end of the calendar quarter in which the reporting threshold is reached. A person is deemed the beneficial owner of securities for purposes of Section 13(d) of the Exchange Act if such person has or shares voting power (i.e., the power to vote or direct the voting of the securities) or dispositive power (i.e., the power to sell or direct the sale of the securities). A person filing a Schedule 13D or 13G may disclaim beneficial ownership of any securities attributed to him or her if he or she believes there is a reasonable basis for doing so. 2. Form 144. As described above under the discussion of Rule 144, an affiliate seller relying on Rule 144 must file a notice of proposed sale with the SEC at the time the order to sell is placed with the broker unless the amount to be sold during any three-month period neither exceeds 5,000 shares nor involves sale proceeds greater than $50,000. IV. CONTACTS For questions concerning this policy, contact the CFO (or the person appointed by the CFO). 11 #95828686v7